EXHIBIT 23(a)
                                                           -------------


                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TI U.S. Employees Retirement and Profit Sharing Plan of our report dated January 22, 1997, with respect to the consolidated financial statements of Texas Instruments Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange
Commission.




                                           /s/ Ernst & Young LLP
                                           ----------------------
                                           Ernst & Young LLP

December 5, 1997
Dallas, Texas